Exhibit 99.1

Helios and Matheson Analytics and Zone Technologies

Enter Into Definitive Merger Agreement

Merger to Create a Fully-Integrated Big Data and Artificial Intelligence Company for

Real-Time Crime Data Aggregation and Expansion of RedZone Maps

Miami and New York – July 12, 2016 – Helios and Matheson Analytics, Inc. (Nasdaq: HMNY) and Zone Technologies, Inc. (“Zone”) announced today that they have signed a definitive agreement and plan of merger (the “Agreement”). The parties expect the merger to create a fully integrated Big Data and Artificial Intelligence company for real-time crime data aggregation and global expansion of Zone’s RedZone Maps mobile application.

Pursuant to the Agreement, a newly-formed wholly owned subsidiary of HMNY will merge with and into Zone, with Zone surviving the Merger as a wholly owned subsidiary of HMNY (the “Merger”). At the effective time of the Merger, each share of Zone common stock will be converted into the right to receive 0.174 shares of common stock of HMNY (the “Exchange Ratio”), for an aggregate of 1,740,000 shares of HMNY common stock (the “Merger Consideration”).

HMNY and Zone currently anticipate that the Merger Consideration will represent approximately 33% of the issued and outstanding shares of HMNY common stock (23% on a fully diluted basis) after giving effect to the Merger and an equity financing of at least $5 million and up to $10 million (the “Financing”), upon which the consummation of the Merger is conditioned. HMNY and Zone anticipate that, upon consummation of the Merger and the Financing, the securities to be issued in the Financing would represent approximately 23% of the issued and outstanding shares of HMNY common stock (29% on a fully diluted basis), and HMNY’s pre-Merger shareholders would hold shares of HMNY common stock representing approximately 44% of the issued and outstanding shares of HMNY common stock (31% on a fully diluted basis).

The Merger is subject to approval by The NASDAQ Stock Market, among other customary closing conditions.

HMNY and Zone expect the Merger to be a highly synergistic business combination. United by a common business culture, both companies have seasoned entrepreneurial experience and strong execution and delivery teams. HMNY’s strength in Big Data and social chatter analytics melds with Zone’s focus on crime data aggregation and analytics, enabling HMNY to draw real-time insights and provide predictive analytic capabilities to the RedZone Maps application. HMNY and Zone plan to deploy these capabilities through an architecture that will house an SSOT (Single Source of Truth) database, allowing unification and normalization of global crime reporting.

HMNY has been providing cutting edge information technology solutions to Fortune 500 and 1,000 companies since 1983. Zone believes it is the first mover in a newly-created space in information technology known as social empowerment, the concept of bringing communities together with law-enforcement and enabling citizens to take back their communities through crowdsourcing and real-time crime data aggregation and analytics. Within the first week of launching on Apple’s App Store, RedZone Map rose to number four in the navigation category just below Google maps and Waze.

“This is a very exciting time for us at Helios and Matheson Analytics. I believe that, not only will the Merger enable us to take our technological capabilities to the next level, it will allow us to leverage those capabilities to help Zone fulfill its mission to enhance personal safety worldwide,” said HMNY’s CEO, Pat Krishnan.

Ted Farnsworth, Zone’s founder and CEO agrees. “I believe HMNY’s cutting edge capabilities incorporating Artificial Intelligence and social chatter will enable RedZone Maps to maintain its first mover advantage and continue aggressively on our path as the industry leader in crime data aggregation and analytics.”

RedZone Maps is available in the Apple App Store. More information is available on the RedZone Maps website and the free app is available for download in the App Store.

Key Transaction Details

On July 12, 2016, HMNY filed a Current Report on Form 8-K with respect to the Merger. The Current Report is available for review at www.sec.gov. The information in this press release is qualified in its entirety by reference to such Current Report and the Merger Agreement included as an exhibit to such Current Report.

HMNY’s controlling shareholder, Helios and Matheson Information Technology, Ltd., which beneficially owns approximately 75% of the issued and outstanding shares of HMNY common stock, and Zone’s current controlling stockholder, Theodore Farnsworth, have agreed to vote in favor of the Merger.

About Helios and Matheson

Helios and Matheson Analytics Inc. (Nasdaq: HMNY), headquartered in New York City with offices and facilities in Silicon Valley and India, including an offshore development center in Chennai, India, provides Big Data technology and advanced analytics services including Artificial Intelligence (AI) and social chatter, with extensive domain expertise in Banking, Financial Services and Insurance (BFSI), including data visualization to empower its clients to unlock the value of data to make better decisions. With its client roster including Fortune 500 corporations, it focuses mainly on the BFSI and Technology verticals. HMNY’s solutions cover the entire spectrum of information technology needs, including applications, data and infrastructure. For more information visit HMNY at http://www.hmny.com.

About RedZone Maps

RedZone Maps (Zone Technologies, Inc.), headquartered in Miami, Florida, with offices in Israel, is a state-of-the-art mapping and spatial analysis company. Its eye-opening safety map application enhances mobile GPS navigation by providing advanced proprietary technology, to easily and safely guide travelers to avoid potentially risky areas deemed “red zones,” due to high groupings of crime data. More than that, the app incorporates a social media component allowing for real-time “It’s happening now” crime reporting coupled with up-to-the-minute data from over 1,400 local, state, national and global sources. RedZone Maps is currently available to ios users with an Android version scheduled to launch shortly. More information is available on the RedZone Maps website and the free app is available for download in the App Store.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between HMNY and Zone. In connection with this proposed business combination and in accordance with the Agreement, HMNY plans to file a definitive Information Statement on Schedule 14C with the Securities Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE DEFINITIVE INFORMATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive Information Statement (if and when available) will be mailed to stockholders of HMNY in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by HMNY will be available free of charge on HMNY’s website at www.hmny.com.

Cautionary Statement on Forward-looking Information

Certain statements in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding HMNY’s ability to regain compliance with all of Nasdaq’s continued listing criteria, obtain a decision of the Nasdaq Hearings Panel to continue HMNY’s listing on Nasdaq, and receive Nasdaq approval of any listing application that may be required in connection with the pending merger with Zone.

Such forward-looking statements are based on a number of assumptions. Although HMNY’s management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Risk factors and other material information concerning HMNY are described in its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015, and other filings, including current and periodic reports, filed with the U.S. Securities and Exchange Commission. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

MEDIA CONTACT

SHIFT Communications

RedZoneMap@shiftcomm.com

(646) 756-3719